POWER OF ATTORNEY

     I, Gregory G. Joseph, do hereby appoint James C. Kennedy and Karl J. Grafe, or either of them, as my true and lawful attorneys-in-fact to sign on my behalf individually and as a Director of American Financial Group, Inc. or as a director or executive officer of any of its subsidiaries and to file with the Securities and Exchange Commission any schedules or other filings or amendments thereto made by me or on behalf of American Financial Group, Inc. or any of its subsidiaries pursuant to Sections 13(d), 13(f), 13(g), 14(d) or 16(a) of the Securities and Exchange Act of 1934, as amended.

     IN WITNESS WHEREOF, I have hereunto set my hand at Cincinnati, Ohio as of the 15th day of May, 2008.

                                         /s/Gregory G. Joseph
                                         _________________________________
                                         Signature

                                         Gregory G. Joseph
                                         _________________________________
                                         Print Name

STATE OF OHIO

COUNTY OF HAMILTON

	On this 15th day of May, 2008, Gregory G. Joseph personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                         Mary L. Tilley
                                         _________________________________
                                         Notary Public


                                         03-21-2009
                                         _________________________________
                                         My Commission Expires: